UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

KALA BIO, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 21, 2023, KALA BIO, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement priced at-the-market under Nasdaq rules, shares (the “Preferred Shares”) of Series F Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series F Preferred Stock”), for aggregate gross proceeds of approximately $2.0 million (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company has agreed to issue and sell to the Purchasers at the closing of the Private Placement (the “Closing”), 2,928 Preferred Shares, at a price per Preferred Share equal to $683.00 (the “Preferred Stock Price”). The Closing is expected to take place on or about December 22, 2023, subject to the satisfaction of customary closing conditions.

Pursuant to the Securities Purchase Agreement, the Company has agreed that it will not without the prior approval of the requisite Purchasers (i) issue or authorize the issuance of any equity security that is senior or pari passu to the Series F Preferred Stock with respect to liquidation preference as provided in the Certificate of Designations (as defined below in Item 5.03), (ii) incur any additional indebtedness for borrowed money in excess of $1,000,000, in the aggregate, outside the ordinary course of business, subject to specified exceptions, including the refinancing of its existing indebtedness or (iii) pay or declare any dividend or make any distribution on, any shares of capital stock of the Company, subject to specified exceptions.

The Company has also agreed pursuant to the Securities Purchase Agreement to register for resale the shares of common stock (“Common Stock”), par value $0.001 per share, of the Company issuable upon conversion of the Preferred Shares, upon demand by the Purchasers, in accordance with the terms and conditions of the Registration Rights Agreement, dated March 2, 2023, by and among the Company and the Purchasers.

The Securities Purchase Agreement contains customary representations, warranties and covenants by the Company and customary conditions to closing. The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and as of specific dates and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K and the information contained in Item 5.03 of this Current Report on Form 8-K regarding the terms of conversion of Series F Preferred Stock are incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Preferred Shares will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the Preferred Shares by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Preferred Shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the Preferred Shares will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Preferred Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Preferred Shares in violation of the United States federal securities laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certification of Designations

On December 21, 2023 (the “Filing Date”), the Company filed a Certificate of Designations, Preferences and Rights of Series F Convertible Non-Redeemable Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware with respect to the Series F Preferred Stock. The rights, preferences and privileges of the Series F Preferred Stock are set forth in the Certificate of Designations.

Each share of Series F Preferred Stock is initially convertible into 100 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations) at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting its Series F Preferred Stock for shares of Common Stock to the extent that immediately prior to or following such conversion, the holder, together with its affiliates and other attribution parties, would own in excess of 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding after giving effect to such conversion, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to the Company (collectively, the “Beneficial Ownership Limitation”).

The Series F Preferred Stock shall rank:

•	senior to all of the Common Stock;
•	senior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms junior to the Series F Preferred Stock (“Junior Securities”);
•	on parity with the Series E Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company and any other class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms on parity with the Series F Preferred Stock (“Parity Securities”); and
•	junior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms senior to the Series F Preferred Stock (“Senior Securities”);

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily (each, a “Dissolution”).

In the event of a Dissolution, subject to any prior or superior rights of the holders of Senior Securities, holders of the Series F Preferred Stock will be entitled to receive, before any distributions to the holders of the Common Stock and the holders of Junior Securities and pari passu with any distributions to the holders of Parity Securities, an amount per share of Series F Preferred Stock equal to (i) the Preferred Stock Price (subject to adjustment in the event of any stock split, combination or reclassification), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series F Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion, including the Beneficial Ownership Limitation) immediately prior to such Dissolution. Shares of Series F Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock. For the avoidance of any doubt, neither a change in control of the Company, the merger or consolidation of the Company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets shall, in and of itself, be deemed to constitute a Dissolution.

Shares of Series F Preferred Stock will generally have no voting rights, except to the extent provided by applicable law, and except that the consent of the holders of a majority of the outstanding Series F Preferred Stock will be required to waive any provisions of the Certificate of Designations.

The foregoing description of the rights, preferences and privileges of the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including but not limited to statements about its expectations with respect to the expected closing of the Private Placement and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether the conditions for the closing of the Private Placement will be satisfied; the Company’s ability to maintain its listing on the Nasdaq Capital Market; the Company’s ability to comply with the covenants under its outstanding loan agreement; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. These forward-looking statements represent the Company’s views as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series F Convertible Non-Redeemable Preferred Stock of KALA BIO, Inc.
4.1	Form of Series F Preferred Stock Certificate
10.1	Securities Purchase Agreement, dated December 21, 2023, by and among KALA BIO, Inc. and the purchasers party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: December 22, 2023	By:	/s/ Eric L. Trachtenberg
Name: Eric L. Trachtenberg
Title: Chief Legal Officer, Chief Compliance Officer & Corporate Secretary